Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271055) and Form S-8 (Nos. 333-197860, 333-218302, 333-256298, and 333-280586) of Everi Holdings, Inc. of our report dated March 3, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 3, 2025